Calculation of Filing Fee Tables
S-3
Medtronic plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Other	Guarantees of Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. (3) Debt securities may be issued by Medtronic Global Holdings S.C.A. and/or Medtronic, Inc.

[2]	(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. (3) Medtronic Public Limited Company may fully and unconditionally guarantee debt securities issued by each of Medtronic Global Holdings S.C.A. and Medtronic, Inc. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees. (4) Medtronic Global Holdings S.C.A. may fully and unconditionally guarantee debt securities issued by Medtronic, Inc. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees. (5) Medtronic Inc. may fully and unconditionally guarantee debt securities issued by Medtronic Global Holdings S.C.A. No separate consideration will be received for such guarantees of debt securities. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to such guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A